UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

October 21, 2025

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, the stockholders of OS Therapies Incorporated (the “Company”) approved and adopted an amendment (the “Plan Amendment”) to the Company’s 2023 Incentive Compensation Plan, as amended (the “Plan”), at its 2025 annual meeting of stockholders (the “Annual Meeting”). A summary of the material terms of the Plan, as amended by the Plan Amendment, is included under the heading “Proposal No. 4: The Plan Amendment Proposal” in the definitive proxy statement filed by the Company in connection with the Annual Meeting with the Securities and Exchange Commission on August 25, 2025 (the “Proxy Statement”). The summary is qualified in its entirety by reference to the full text of the Plan, as amended by the Plan Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on October 21, 2025. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.	The election of six directors, each to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified. The nominees for election were Paul A. Romness, John Ciccio, Avril McKean Dieser, Karim Galzahr, Olivier R. Jarry and Theodore F. Search;

2.	The approval, in accordance with NYSE American LLC Company Guide Section 713(a), of the issuance of shares of the Company’s common stock to Ayala Pharmaceuticals, Inc., which may, in lieu thereof, be issued in the form of a warrant to purchase an equal number of shares of common stock, in connection with the asset purchase transaction described in the Proxy Statement, in an amount equal to or exceeding 20% of the Company’s common stock outstanding as of April 9, 2025 (the “Ayala Issuance”);

3.	The approval of an amendment of the Company’s third amended and restated certificate of incorporation, as amended, to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 50 million to 150 million (the “Charter Amendment”);

4.	The approval of the Plan Amendment to (i) increase the number of shares of common stock available for issuance thereunder from 4 million to 10 million and (ii) increase the maximum number of shares of common stock granted to any one individual that is intended to qualify as “performance-based compensation”;

5.	The adoption of a resolution approving a shareholder rights agreement and authorizing the Company’s board of directors to adopt and implement such shareholder rights agreement at such time, if any, as the Company’s board of directors determines to be appropriate and in the best interests of the Company (the “Rights Agreement Resolution”); and

6.	The ratification of the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 20,516,482 of the 31,998,288 shares of the Company’s common stock entitled to vote, were as follows:

1.	The stockholders approved the election of each of the director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Paul A. Romness	12,814,006	47,649	7,654,827
John Ciccio	9,286,346	3,575,309	7,654,827
Avril McKean Dieser	12,817,551	44,104	7,654,827
Karim Galzahr	12,816,059	45,596	7,654,827
Olivier R. Jarry	11,798,439	1,063,216	7,654,827
Theodore F. Search	11,794,665	1,066,990	7,654,827

2.	The stockholders approved the Ayala Issuance, which required the affirmative vote of a majority of the votes cast. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
12,679,351	112,522	69,782	7,654,827

3.	The stockholders approved the Charter Amendment, which required the affirmative vote of a majority of the votes cast. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
12,617,513	227,821	16,321	7,654,827

4.	The stockholders approved the Plan Amendment, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,915,920	1,911,662	34,074	7,654,827

5.	The stockholders adopted the Rights Agreement Resolution, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,984,984	1,851,071	25,600	7,654,827

6.	The stockholders ratified the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
20,167,540	309,632	39,310	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	OS Therapies Incorporated 2023 Incentive Compensation Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: October 21, 2025	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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